EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Rainier Investment Management Mutual Funds


We consent to the inclusion in Rainier Investment Management Mutual Funds' Post-Effective Amendment No. 5 to the Registration Statement No. 33-73792 on Form N-1A under the Securities Act of 1933 and Amendment No. 8 to the Registration Statement No. 811-8270 filed on N-1A under the Investment Company Act of 1940 of our report dated May 11, 1998 on the financial statements and financial highlights of the Small/Mid Cap Equity Portfolio, Core Equity Portfolio, Balanced Portfolio, and Intermediate Fixed Income Portfolio (the series presently constituting Rainier Investment Management Mutual Funds) for the periods indicated therein, which report has been incorporated by reference in the Statement of Additional Information of Rainier Investment Management Mutual Funds. We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus of the Rainier Investment Management Mutual Funds and under the heading "General Information" in the Statement of Additional Information.


/s/ KPMG Peat Marwick LLP

Seattle, Washington
June 25, 1998